Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. § 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned President and Chief Executive Officer and Treasurer and Chief Financial Officer of Technical Communications Corporation (the “Company”) certifies that, to his knowledge:

1)  the Company’s Annual Report on Form 10-K for the fiscal year ended September 29, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)  the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 29, 2018 fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Carl H. Guild, Jr.	/s/ Michael P. Malone
Carl H. Guild, Jr.	Michael P. Malone
President and Chief Executive Officer	Treasurer and Chief Financial Officer

Date: June 21, 2019	Date: June 21, 2019